    As filed with the Securities and Exchange Commission on October 9, 2001

                                         REGISTRATION STATEMENT NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 FIREPOND, INC.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                                        41-1462409
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)



                                890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             FULL TITLE OF THE PLANS

                        1999 STOCK OPTION AND GRANT PLAN


                                 KLAUS P. BESIER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 FIREPOND, INC.
                                890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400

    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
Title of Securities Being Registered              Amounts to       Proposed Maximum        Proposed Maximum          Amount of
                                                      be          Offering Price Per      Aggregate Offering     Registration Fee
                                                  Registered          Share (1)                  Price
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           5,000,000             $0.45                   $2,250,000              $563.00
=================================================================================================================================

(1) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Firepond's common stock, as reported on the Nasdaq National Market on October 8, 2001.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 filed by Firepond, Inc. ("Firepond") relates to an additional 5,000,000 shares of Firepond common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Firepond, Inc. 1999 Stock Option and Grant Plan (the "Plan"). Firepond previously registered an aggregate of 3,000,000 shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 3, 2000 (File No. 333-33932) (the "Initial Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference into this Registration Statement, except as and to the extent otherwise set forth herein.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION. *

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

     * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Firepond hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

     (a) Firepond's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 filed with the Securities and Exchange Commission on January 29, 2001 (File No. 0-29251);

     (b) Firepond's Quarterly Report on Form 10-Q for the quarter ended January 31, 2001 filed with the Securities and Exchange Commission on March 19, 2001;

     (c) Firepond's Quarterly Report on Form 10-Q for the quarter ended April 30, 2001 filed with the Securities and Exchange Commission on June 14, 2001;

     (d) Firepond's Quarterly Report on Form 10-Q for the quarter ended July 31, 2001 filed with the Securities and Exchange Commission on September 14, 2001;

     (e) Firepond's current report on Form 8-K, filed with the Commission on March 2, 2001;

     (f) Firepond's current report on Form 8-K/A, filed with the Commission on May 1, 2001;

     (g) Firepond's current report on Form 8-K, filed with the Commission on June 28, 2001; and

     (h) the description of Firepond's Common Stock contained in the Registration Statement on Form 8-A dated January 31, 2000 as filed with the Securities and Exchange Commission on January 31, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by Firepond pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

  Exhibits
  --------

     4.1 Third Amended and Restated Certificate of Incorporation of Firepond (incorporated by reference to Exhibit 3.3 to the Firepond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).

     4.2 First Amended and Restated By-laws of Firepond (incorporated by reference to Exhibit 3.5 to the Firepond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12,
          1999).

     4.3 Specimen Certificate for Shares of Common Stock, par value $.01 per share, of Firepond (incorporated by reference to Exhibit 4.1 to the Firepond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).

     5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being offered.

    23.1  Consent of McDermott, Will & Emery (included in Exhibit 5.1).

    23.2  Consent of Arthur Andersen LLP.

     Pursuant to the requirements of the Securities Act, Firepond, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Waltham, Massachusetts on October 9, 2001

                                        Firepond, Inc.

                                        By: /s/ Klaus P. Besier
                                           -------------------------------------
                                           Klaus P. Besier
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Klaus P. Besier and Paul K. McDermott such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such period and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                 TITLE                                                        DATE

/s/ Klaus P. Besier                       Chairman, Chief Executive Officer,                     October 9, 2001
---------------------------------------   and Director (Principal Executive Officer)
Klaus P. Besier

/s/ Paul K. McDermott                     Chief Financial Officer and Vice President             October 9, 2001
---------------------------------------   of Finance and Administration (Principal Financial
Paul K. McDermott                         and Accounting Officer)


/s/ Paul R. Butare                        Director                                               October 9, 2001
---------------------------------------
Paul R. Butare

                                          Director                                               October __, 2001
---------------------------------------
J. Michael Cline

/s/ William O. Grabe                      Director                                               October 9, 2001
---------------------------------------
William O. Grabe

/s/ Gerhard Schulmeyer                    Director                                               October 9, 2001
---------------------------------------
Gerhard Schulmeyer

/s/ Larry Weber                           Director                                               October 9, 2001
---------------------------------------
Larry Weber

                                  EXHIBIT INDEX


  Exhibits
  --------

     4.1 Third Amended and Restated Certificate of Incorporation of Firepond (incorporated by reference to Exhibit 3.3 to the Firepond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).

     4.2 First Amended and Restated By-laws of Firepond (incorporated by reference to Exhibit 3.5 to the Firepond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12,
          1999).

     4.3 Specimen Certificate for Shares of Common Stock, par value $.01 per share, of Firepond (incorporated by reference to Exhibit 4.1 to the Firepond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).

     5.1 Opinion of McDermott, Will & Emery as to the legality of the securities being offered.

    23.1  Consent of McDermott, Will & Emery (included in Exhibit 5.1).

    23.2  Consent of Arthur Andersen LLP.




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